EXHIBIT 23.2


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the THERMOGENESIS CORP. Amended 1994 Stock Option Plan of our report dated September 17, 1996, with respect to the financial statements of THERMOGENESIS CORP. included in its Annual Report (Form 10-KSB/A-2) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.



Sacramento, California                       ERNST & YOUNG, LLP.
June 2, 1997